UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2013

HERSHA HOSPITALITY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive

Harrisburg, Pennsylvania 17102

(Address and zip code of

principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.Completion of Acquisition or Disposition of Assets.

On December 18, 2013, Hersha Hospitality Trust (the “Company”), through certain subsidiaries of the Company, closed on the sale of 12 hotel properties included in the previously announced sale of 16 non-core hotel properties to BRE NE Hospitality Holdings LLC (“BRE NE”).  As previously disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 20, 2013, the Sellers entered into a purchase and sale agreement with BRE NE, pursuant to which the Sellers agreed to sell and BRE NE agreed to purchase 16 non-core hotel properties.

The 12 hotel properties whose sales to BRE NE have closed are as follows:

Franchise	Number of Rooms	Location
Holiday Inn Express	133	Hauppauge, NY
Hampton Inn	161	Brookhaven, NY
Hampton Inn	98	West Haven, CT
Hampton Inn	101	Smithfield, RI
Residence Inn	100	Langhorne, PA
Courtyard by Marriot	130	Ewing, NJ
Courtyard by Marriot	78	Wilmington, DE
Inn at Wilmington	71	Wilmington, DE
TownePlace Suites	107	Harrisburg, PA
Holiday Inn Express	78	Hershey, PA
Residence Inn	78	Carlisle, PA
Hampton Inn & Suites	110	Hershey, PA

The sale of the 12 non-core hotel properties generated net cash proceeds of approximately $122.3 million for the Company after the repayment of approximately $33.0 million of the Company’s consolidated mortgage debt.

The closing, with respect to the remaining four non-core hotel properties, remains subject to receipt of third party consents.  Pending receipt of these consents, the Company expects the closing of the remaining non-core hotel properties to occur prior to the end of the first quarter of 2014.  However, no assurance can be given that the closing will occur by such date or at all.  If the closing occurs, the Company expects to receive additional net cash proceeds of approximately $11.0 million and reduce its consolidated mortgage debt by approximately $46.0 million.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the expected closing date of the sale of the four remaining non-core hotel properties to BRE NE and the expected benefits that the Company will receive from such sale. As such, these statements may involve known and unknown risks, uncertainties and other factors that may cause actual results to differ from those reflected in the forward-looking statement.  For a description of these factors, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the U.S. Securities Exchange Commission.

Item 7.01.  Regulation FD Disclosure

On December 19, 2013, the Company issued a press release reporting the sale of 12 non-core hotel properties.  A copy of that press release is furnished with this Current Report on Form 8-K (“Current Report”) as Exhibit 99.2.

The information in Item 7.01 of this Current Report, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information in Item 7.01 of this Current Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01.   Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

See Exhibit 99.1 which contains an unaudited pro forma consolidated balance sheet as of September 30, 2013, and an unaudited pro forma consolidated statement of operations for the year ended December 31, 2012.  Such pro forma financial information is incorporated by reference herein.    Operating results for the 16 non-core hotel properties being disposed were reclassified as discontinued operations in the unaudited consolidated statement of operations for the three and nine months ended September 30, 2013 as presented in the Company’s Quarterly Report on Form 10-Q.  As such, an unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2013 is not presented in Exhibit 99.1 as the effect of this disposition on income from continuing operations had been reflected in the consolidated statement of operations for the nine months ended September 30, 2013 included in the Company’s Quarterly Report on Form 10-Q.

(d) Exhibits.

Exhibit 99.1Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2013

Notes to Unaudited Pro Forma Consolidated Balances Sheet as of September 30, 2013

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2012

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2012

Exhibit 99.2Press Release dated December 19, 2013

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: December 20, 2013	By:	/s/Michael R. Gillespie
Michael R. Gillespie
Chief Accounting Officer